Exhibit 99.3

Dated                      2003

(1) LIFECODES CORPORATION

(2) TEPNEL DIAGNOSTICS LIMITED

(3) ORCHID BIOSCIENCES INC

(4) TEPNEL LIFE SCIENCES PLC

SHARE PURCHASE AGREEMENT

in respect of

Orchid Diagnostics Europe BVBA

Bird & Bird

Wetstraat 15

1040 Brussels

Belgium

Ref: ORCID.0023

THIS AGREEMENT is made the              day of                  2003

BETWEEN:

(1)	LIFECODES CORPORATION a company organised under the laws of the State of Delaware (United states of America) with its registered office at CT 06902 Stamford (United States of America), West Avenue 550 (U.S. Federal ID: 52-1823048), (the “Seller”); and

(2)	TEPNEL DIAGNOSTICS LIMITED a company registered in England and Wales under registration number 41660049 the registered office of which is at Heron House, Oaks Business Park, Crewe Road, Wythenshawe, Manchester, M23 9HZ (the “Purchaser”);

(3)	ORCHID BIOSCIENCES, INC a corporation registered in the State of Delaware the principal place of business of which is at 4390 U.S. Route One Princeton, NJ 08540, U.S.A. (“Orchid”); and

(4)	TEPNEL LIFE SCIENCES PLC a company registered in England and Wales under registration number 2722343 the registered office of which is at Heron House, Oaks Business Park, Crewe Road, Wythenshawe, Manchester M23 9HZ (“Tepnel”).

RECITALS

(A)	The Seller owns all of the issued shares of Orchid Diagnostics Europe BVBA, a Belgian private limited liability company, having its registered office at Jan Pieter de Nayerlaan 9, 2860 Sint-Katelijne-Waver, Belgium, registered with the Crossroad Bank for Enterprises under number 0461598353 (the “Company”);

(B)	The share capital of the Company amounts to € 18,592.01 and is represented by 100 partially paid up registered shares of equal value and with no par value (the “Shares”).

(C)	The Seller wishes to sell and, in reliance upon (inter alia) the representations, warranties, undertakings set out in this agreement, the Purchaser is willing to purchase the Shares, on the terms and subject to the conditions set out in this Agreement.

OPERATIVE PROVISIONS

1.	Definitions and interpretation

1.1	In this Agreement:

“Accounts Date” means 30 September 2002;

“Admission” means admission of the Placing Shares to trading on AIM in accordance with Rule 6 of the AIM Rules;

“Admission Condition” means the Condition in clause 4.1;

“AIM” means the Alternative Investment Market of the London Stock Exchange;

“AIM Rules” means the rules for AIM companies and their nominated advisers issued by the London Stock Exchange from time to time;

“Business Day” a day on which clearing banks are open for business in New York;

“Circular” means the circular to Tepnel shareholders substantially in the Agreed Form;

“Closing” means completion of the sale and purchase of the Shares to take effect from the Effective Time in accordance with Clause 5 (Escrow Closing and Closing);

“Conditions” means the conditions to Closing and Escrow Closing specified in Clauses 5.1 to 5.2;

“Effective Time” means 12:01 a.m. Eastern Standard Time on the date of Closing;

“Escrow Closing” means the closing, subject to the terms of the Escrow Letter, of the sale and purchase of the Share by the parties;

“Escrow Letter” means the letter in the Agreed Form to be signed by the parties, Bird & Bird and Halliwell Landau;

“Financial Statements” means the approved and filed financial statements of the Company for the financial year ended on the Accounts Date;

“Initial Consideration” means the sum of US$295,000;

“Long Stop Date” means 10 December 2003;

“Management Accounts” means the management accounts of the Company for the period from the day after the Accounts Date to 30 September 2003;

“Net Asset Statement” means the “Closing Balance Sheet” as defined in Section 3.3(a) of the US Business Sale Agreement;

“Placing” means the placing of ordinary shares of 1p each in the capital of Tepnel as detailed in the Circular;

“Placing Agreement” means the agreement dated the same date as this agreement between Tepnel and Seymour Pierce Limited relating to the Placing;

“Placing Shares” means the ordinary shares of 1p each in the capital of Tepnel to be issued under the terms of the Placing;

“Purchase Price” means the price payable by the Purchaser in respect of the Shares pursuant to Clause 3.1;

“Purchaser’s Group” means the Purchaser, its holding company, (if any) and all subsidiaries of the Purchaser and of the Purchaser’s holding company;

“Recognised Investment Exchange” has the meaning given to it in section 285 of the Financial Services and Markets Act 2000;

“Resolutions” means the shareholder resolutions of Tepnel set out in the notice of EGM in the Agreed Form numbered 4, 5, 6 and 7;

“Seller’s Group” means the Seller, its holding company, (if any) and all subsidiaries of the Seller and of the Seller’s holding company and any of their subsidiaries;

“Shares” means the 100 registered shares in the Company, being the entire issued share capital of the Company;

“US Business Sale Agreement” means the agreement dated the same date as this agreement between Tepnel, Tepnel North America Corporation, Tepnel Lifecodes Corporation and Orchid relating to the sale and purchase of the business of providing products and services for diagnostic testing carried on by Orchid in the US;

“Warranties” means the warranties on the part of the Seller contained in Clause 6 and Schedule 2 (Warranties).

1.2	In this Agreement, unless the context otherwise requires:

(a)	references to Clauses, Sub-clauses and Schedules are to clauses, sub-clauses of and Schedules to this Agreement, as amended in accordance with this Agreement;

(b)	the Clause and Schedule headings are for convenience only and shall not affect the interpretation of this Agreement;

(c)	references to this Agreement include its Schedules;

(d)	the Recitals constitute an integral part of this Agreement;

(e)	words implying the singular include the plural and vice versa;

(f)	words implying a gender include every gender;

(g)	references to a person include an individual, firm, company, corporation, unincorporated body, or any agency of the above.

1.3	Sub-clauses 1.1 and 1.2 above apply unless the contrary specific intention appears in the relevant Clause, Sub-clause or Schedule.

2.	Sale of Shares

2.1	Subject to the terms and conditions of this Agreement, the Seller agrees to sell the Shares to the Purchaser and the Purchaser agrees to purchase the Shares from the Seller, for the Purchase Price.

2.2.	Title to the Shares shall pass and the Purchase Price shall be paid on Closing.

2.3.	The Shares are sold with all rights attaching or accruing to the Shares at or after the Effective Time including the right to any dividend, and free from any and all third party rights.

2.4.	The Parties appoint Bird & Bird Brussels, with offices at 1040 Brussels, Wetstraat 15 (Belgium) to register within 15 days after Closing the transfer of Shares in the shareholders’ register of the Company.

3.	Purchase Price

3.1	Subject to adjustment in accordance with the US Business Sale Agreement, the Purchase Price for the Shares shall be the Initial Consideration which shall be paid to the Seller in accordance with the US Business Sale Agreement on account of the Purchase Price.

4.	Conditions Precedent to Closing

4.1	The Closing is conditional on Admission.

4.2	The obligations of the Purchaser and the Seller to consummate the Escrow Closing shall be conditional on each of the Warranties having been true and correct in all material respects when made and being true and correct in all material respects at and as of the Escrow Closing irrespective of any disclosure under Clause 5.3(c).

4.3	The parties intend that the Escrow Closing is further conditional upon the Effective Closing of the US Business Sale Agreement taking place (as defined in the US Business Sale Agreement), the passing without amendment of the Resolutions and that the Escrow Closing and the Effective Closing of the US Business Sale Agreement shall take place simultaneously.

4.4	Other than the Conditions relating to the US Business Sale Agreement, the Purchaser may elect in writing to waive the Conditions in whole or in part.

4.5	The parties will use their commercially reasonable endeavours to procure the satisfaction of the Conditions as soon as practicable and in any event on or before the Long Stop Date.

4.6	If any of the Conditions shall not have been fully satisfied or duly waived by 23:59 Eastern Standard Time on the Long Stop Date then this Agreement shall lapse and be deemed void and of no effect without any of the parties being liable to any other party in any way whatsoever except for breaches of Clauses 8 (Confidentiality) and 7 (Announcements).

4.7	If the Purchaser postpones Escrow Closing to another date in accordance with Clause 4.7.(b), the provisions of this Agreement apply as if that other date is the date set for Escrow Closing in clause 5.2.

5.	Escrow Closing and Closing

5.1	The Closing shall take place on the date on which the closing of the US Business Sale Agreement takes place in accordance with its terms. If the closing of the US Business Sale Agreement does not take place in accordance with the terms of that agreement, the Parties shall not be obliged to proceed with the Closing of this Agreement.

5.2	The Escrow Closing shall take place at the offices of Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts at such date as the parties shall mutually agree, provisionally on the day of, but not later than 2 Business Days following, the due satisfaction or waiver of the Conditions (other than the Admission Condition).

5.3	At the Escrow Closing the parties shall so far as they are able procure that Halliwell Landau and Bird & Bird enter into the Escrow Letter and, subject always to the Escrow Letter, the following events shall occur at Closing:

(a)	the Seller shall transfer the Shares to the Purchaser and the Purchaser shall be registered as the holder of the Shares;

(b)	the name of the Company shall be changed to Tepnel Diagnostics Europe BVBA; and

(c)	Mr. Dale Pfost and Mr. Donald Marvin shall resign as directors of the Company and Mr Goronwy Ffoulkes-Davies and Benjamin Matzilevich shall be appointed in their place.

5.4	The Purchaser and the Seller may elect by mutual consent to waive any of the steps set out in Clause 5.3 at the Escrow Closing.

6.	Warranties

6.1	The Seller warrants to the Purchaser that on the date of this Agreement each of the statements set out in Schedule 1 (Warranties) is true and accurate in all material respects.

6.2	In the absence of fraud, dishonesty or wilful concealment on the part of the Seller the liability of the Seller in respect of the Warranties:

(a)	Shall not arise unless the aggregate amount of all claims made in respect of the Warranties (or which would have been made but for the operation of this paragraph) exceeds US$100,000 and in such case the Seller shall be liable for the full amount and not merely the excess;

(b)	shall terminate on the date falling eighteen months following the Effective Time except in respect of any claim of which notice in writing is given to the Seller before that date.

6.3	After the Closing, the maximum aggregate liability of the Seller for any breach of the Warranties (except for any such breach involving fraud, dishonesty or wilful concealment) shall be the aggregate amount of the Purchase Price plus the purchase price paid for the assets the subject of the US Business Sale Agreement and the assets the subject of the UK Asset Purchase Agreement (as defined in the US Business Sale Agreement) provided that the aggregate liability of the Seller for any breach of the Warranties and any breach of the Warranties under either the US Business Sale Agreement or the UK Asset Purchase Agreement shall not exceed the Purchase Price plus the purchase price paid for the assets the subject of the US Business Sale Agreement and the assets the subject of the UK Asset Purchase Agreement.

6.4	Any payment made by the Seller for any breach of the Warranties shall be deemed to be a reduction in the Purchase Price.

6.5	The Seller shall not be liable in respect of any claim for which it does not accept liability unless legal proceedings are both issued and served on the Seller by the Purchaser during the period of 9 months starting on the date when the notice of that claim was given.

6.6	The Seller shall not be liable and no claim or claims shall be made against it in respect of any breach of Warranty:

(a)	to the extent that the claim would not have arisen but for a change in legislation made after the date of this Agreement (whether relating to taxation, rates of taxation or otherwise) or the withdrawal of any extra-statutory concession previously made by the Inland Revenue or other taxing authority (whether or not the change purports to be effective retrospectively, in whole or in part);

(b)	to the extent the liability of the Seller in respect of the claim is affected by any voluntary act of the Purchaser carried out on or after the date of this Agreement other than in the ordinary course of the Diagnostics Business;

(c)	if the claim arises from any act, matter or thing done or omitted to be done by the Seller at the written request or with the specific written approval of the Purchaser;

(d)	if within a period of 30 days from the date on which the notice of any claim is received by the Seller, the Seller has remedied the relevant breach of the Warranties;

(e)	to the extent that it was taken into account in computing the amount of any specific provision in, accrual or other liability or reserve, or was otherwise allowed for, in the Management Accounts or the Net Asset Statement or was the subject of a note in such Management Accounts or the Net Asset Statement or, in accordance with generally accepted accounting principles, was not so taken account of, allowed for or referred to; and

(f)	to the extent that it is attributable (in whole or in part) to an act or omission of the Purchaser or Tepnel occurring after the Closing other than in the ordinary course of business.

6.7

(a)	The Purchaser shall promptly notify the Seller of any action, suit, proceeding, demand or breach (a “Claim”) with respect to which the Purchaser claims for breach of Warranty below provided that failure of the Purchaser to give such notice shall not relieve the Seller of its obligations under this Clause 6 except to the extent, if at all, that the Seller shall have been prejudiced thereby. If such Claim relates to any action, suit, proceeding or demand instituted against the Purchaser by a third party (a “Third-Party Claim”), upon receipt of such notice from the Purchaser, the Seller shall be entitled to participate in the defence of such Third-Party Claim, and if and only if each of the following conditions is satisfied, the Seller may assume the defence of such Third-Party Claim, and in the case of such an assumption the Seller shall have the authority to negotiate, compromise and settle such Third-Party Claim:

(i)	the Seller confirms in writing that the subject matter of such Third-Party Claim constitutes a breach of the Warranties; and

(ii)	the Purchaser does not give the Seller written notice that it has determined, in the exercise of its reasonable discretion, that matters of corporate or management policy or a conflict of interest make separate representation by the Purchaser’s own counsel advisable.

The Purchaser shall retain the right to employ its own counsel and to participate in the defence of any Third-Party Claim, the defence of which has been assumed by the Seller pursuant hereto, but the Purchaser shall bear and shall be solely responsible for its own costs and expenses in connection with such participation.

(b)	Notwithstanding the foregoing provisions of this Clause 6.7, the Seller shall not be entitled to settle any Third-Party Claim without the Purchaser’s prior written consent, which shall not be unreasonably withheld, unless as part of such settlement the Purchaser is released in writing from all liability with respect to such Third-Party Claim.

6.8	The Purchaser shall not be entitled to recover more than once in respect of the subject matter giving rise to any claim.

6.9	Without limiting any obligations it may have at law, the Purchaser shall mitigate any loss in respect of which a claim may arise under this Agreement.

6.10

If in respect of any matter which could give rise to a breach of the Warranties, the Purchaser claims, or is entitled to claim under any policy of insurance (or would have been so entitled had it maintained in force insurance cover current at the Closing), no such matter shall be the subject of a recovery in respect of such claim unless and until the Purchaser shall have made a claim against its insurers and the amount recovered in respect of such claim (or of any claim which could have been made had such policies or their equivalents been maintained in effect after the Closing) shall then reduce or extinguish (depending on the amount recovered) any such claim .

6.11	If any claim for breach of any of the Warranties is based upon a liability of the Purchaser which is contingent only, the Seller shall not be liable to make any payment to the Purchaser unless and until such contingent liability becomes an actual liability.

6.12	If the Seller makes any payment to the Purchaser by way of damages in full and final settlement of a breach of Warranty (the “Damages Payment”) and within 12 months of the making of the Damages Payment the Purchaser receives a cash recovery or recovery in realisable assets (a “Cash Recovery”) otherwise than from the Seller which it would not have received but for the circumstance giving rise to the claim in respect of which the Damages Payment was made, the Purchaser shall, once it has received such Cash Recovery, forthwith repay to the Seller the Damages Payment in so far as it does not exceed the value of the Cash Recovery received from the third party.

6.13	Except as detailed in Clause 4.7(c), the Purchaser shall not be entitled to rescind this Agreement at any time after the date of execution of this Agreement in any circumstances.

6.14	The Purchaser warrants to the Seller, and the Seller warrants to the Purchaser, as follows:

(a)	it is duly incorporated and validly existing under the laws of England and Wales/United States of America; possessing the capacity to sue and be sued in its own name and it has the power to own its property and assets and carry on its business now being conducted;

(b)	it has the power to enter into this Agreement and comply with its obligations hereunder in accordance with the terms and conditions hereof and has taken all necessary action to authorise the entry into and delivery of this Agreement and the transactions contemplated by this Agreement;

(c)	the execution, delivery and performance by it of this Agreement have been duly authorised and are in compliance with and do not violate or conflict with:

(i)	any law or regulation of England and Wales or any order of any governmental authority, agency or court of England or Wales; or

(ii)	any provision of its constitutional documents; or

(iii)	any agreement or document to which it is a party or which is binding upon it or any of its assets;

(d)

all approvals, consents, licences or authorisations of or registrations or filings with any governmental department, authority or agency necessary or appropriate for it to obtain or make in connection with the entry into, performance, validity or enforceability of this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with in all material respects; and

(e)	this Agreement constitutes its legal, valid, binding and enforceable obligations (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and, as to enforceability, subject to equitable considerations and remedies).

6.15	The Seller acknowledges that the Purchaser is entering into this Agreement in reliance on each Warranty which has been given with the intention of inducing the Purchaser to enter into this Agreement.

6.16	Each Warranty is to be construed independently and (except where this Agreement provides otherwise) is not limited by a provision of this Agreement or another Warranty.

7.	Announcements

7.1	Save as permitted under this Clause no party shall make or permit any member of the Seller’s Group or the Purchaser’s Group to make any announcement concerning this sale and purchase or any ancillary matter before, on or after the Closing except as required by law or any competent regulatory body or with the written approval of the other parties, such approval not to be unreasonably withheld or delayed.

8.	Confidentiality

8.1	Each of the Seller and Orchid undertakes to the Purchaser that it will:

(a)	not at any time after the date of this Agreement divulge or communicate to any person other than to its officers or employees or to the officers or employees of any member of the Seller’s Group whose province it is to know the same any confidential information used exclusively in the Diagnostics Business, which is currently in its knowledge; and

(b)	use its reasonable endeavours to prevent publication or disclosure of any confidential information concerning such matters’

provided that such undertakings shall cease to have effect in relation to any confidential information which comes into the public domain otherwise than through the fault of the Seller.

9.	Notices

9.1	Any notice or other document to be served under this Agreement may be delivered or sent by post or facsimile process to the party to be served at its address appearing in this Agreement or at such other address as he may have notified to the other parties in accordance with this Clause.

9.2	Any notice or document shall be deemed to have been served:

(a)	if delivered, at the time of delivery; or

(b)	if posted, at 10.00 am. on the second business day after it was put into the post; or

(c)	if sent by facsimile process, at the expiration of 2 hours after the time of despatch, if despatched before 3.00 pm. on any Business Day, and in any other case at 10.00 am. on the Business Day following the date of dispatch.

9.3	In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted as a prepaid letter or that the facsimile message was properly addressed and despatched as the case may be.

10.	General

10.1	Each of the obligations, warranties and undertakings set out in this Agreement which is not fully performed at the Closing will continue in force after the Closing.

10.2	Unless otherwise expressly stated all payments by either party to be made under this Agreement shall be made in United States Dollars to the other party to be paid as follows:

to the Seller in immediately available funds to the account of Orchid Biosciences, Inc. at :

bank:	Comerica Bank-California
333 West Clara Avenue, San Jose CA95113
sort code:	ABA 121 137 522
account number:	1892029743

or such other account as the Seller may specify; and

10.3	None of the rights or obligations under this Agreement may be assigned or transferred without the written consent of all the parties.

10.4	Except as expressly provided to the contrary in this Agreement, each party shall pay the costs and expenses incurred by it in connection with the entering into and the Closing of this Agreement.

10.5	This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

10.6	The parties acknowledge and agree that:

(a)

it does not enter into this Agreement on the basis of, and does not rely, and has not relied, upon any statement or representation (whether negligent or innocent) or warranty or other provision (in any case whether oral, written, express or implied) made, given or agreed to be given, by any person (whether a party to this Agreement or not) except those expressly set out or referred to in this Agreement and the remedy or remedies available in respect of any misrepresentation or untrue statement made to it shall be a claim for breach of contract under this Agreement; and

(b)	this Clause 10.6 shall not apply to any statement, representation or warranty made fraudulently or to any provision of this Agreement which was induced by, or otherwise entered into, as a result of fraud for which the remedies shall be those available under the law governing this Agreement.

10.7	This Agreement (together with any documents referred to in it) contains the entire agreement and understanding of the parties and supercedes all prior agreements, understandings or arrangements (both oral and written) relating to the subject matter of this Agreement including, in particular, the letter of intent dated 28 October 2002 entered into between Tepnel and Orchid and the Letter of Intent.

10.8	The provisions contained in each Clause and Sub-Clause of this Agreement shall be enforceable independently of each other. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable under the law of any jurisdiction that shall not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any provision of this Agreement; or

(b)	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement

11.	Governing Law

11.1	This Agreement is governed by and shall be construed in accordance with English law.

11.2	Each of the parties agrees that they shall not bring proceedings in relation to this Agreement in any courts other than the federal or state courts of the District of Massachusetts or the English courts.

11.3	The parties submit to the non-exclusive jurisdiction of the federal and state courts of the District of Massachusetts and of the Belgian courts for all purposes relating to this Agreement provided that if a claim under this Agreement (a “Connected Claim”) arises from events or matters forming the subject matter of a claim under the US Business Sale Agreement which is in the process of being brought in the courts of the District of Massachusetts, then the parties submit to the exclusive jurisdiction of the courts of the District of Massachusetts in respect of the Connected Claim but to the extend authorised by Belgian law.

11.4	Each of the parties waives all right to trial by jury in any action, suit or proceeding (whether based upon contract, tort or otherwise) arising out of or relating to this Agreement or any transaction contemplated hereby.

12.	Guarantee by Orchid

12.1	In consideration of the entry into this Agreement by the Purchaser, Orchid guarantees the performance of all the obligations and liabilities of the Seller under or otherwise arising out of or in connection with this Agreement (as any of such obligations and liabilities may from time to time be varied, extended, increased or replaced) and undertakes to keep the Purchaser indemnified in full against all liabilities, losses, proceedings, claims, damages, reasonable costs and expenses of whatever nature which it may suffer or incur as a result of failure or delay by the Seller in the performance of any such obligations and liabilities provided that, if any arrangement, amendment, variation, extension, increase, replacement, termination, forbearance or indulgence is made to or in connection with this Agreement which has the effect of increasing the obligations of the Seller under this Agreement, the liability of Orchid shall not be increased by such amendment or variation unless the written agreement of Orchid is obtained to its being made.

12.2	If any obligation or liability of the Seller expressed to be the subject of the guarantee contained in this Clause 24 (the “Guarantee”) is not or ceases to be valid or enforceable against the Seller (in whole or in part) on any ground whatsoever (including, but not limited to, any defect in or want of powers of the Seller or irregular exercise of them or any lack of authority on the part of any person purporting to act on behalf of the Seller or any legal or other limitation, disability or incapacity, or any change in the constitution of, or any amalgamation or reconstruction of or the liquidation, administration or insolvency of, the Seller), Orchid shall nevertheless be liable to the Purchaser, in respect of that purported obligation or liability as if the same were fully valid and enforceable and Orchid was the principal obligor in respect of it.

12.3	The liability of Orchid under the Guarantee shall not be discharged or affected in any way by:

(a)	the Purchaser compounding or entering into any compromise, settlement or arrangement with the Seller or any other person; or

(b)	any variation, extension, increase, renewal, determination, release or replacement of this Agreement, whether or not made with the consent or knowledge of Orchid provided that, if any variation, extension, increase, renewal, determination, release or replacement of this Agreement is made which has the effect of increasing the obligations of the Seller under this Agreement, the liability of Orchid shall not be increased by such amendment or variation unless the written agreement of Orchid is obtained to its being made; or

(c)	the Purchaser granting any time, indulgence, concession, relief, discharge or release to the Seller, any co-guarantor or any other person or realising, giving up, agreeing to any variation, renewal or replacement of, releasing, abstaining from or delaying in taking advantage of or otherwise dealing with any securities from or other rights or remedies which it may have against the Seller, any co-guarantor or any other person; or

(d)	any other matter or thing which, but for this provision, might exonerate or affect the liability of Orchid.

12.4	The Purchaser shall not be obliged to take any steps to enforce any rights or remedy against the Seller or any other person before enforcing the Guarantee.

12.5	The Guarantee is in addition to any other security or right now or hereafter available to the Purchaser and is a continuing security notwithstanding any insolvency, liquidation, administration, insolvency or other incapacity of the Seller or Orchid.

12.6	Until the full and final discharge of all obligations and liabilities (both actual and contingent) which are the subject of the Guarantee, Orchid:

(a)	agrees not, without the prior written consent of the Purchaser, to exercise any of its rights of subrogation, reimbursement and indemnity against the Seller and agrees not to demand or accept any security from the Seller in respect of any such rights and not, without the prior written consent of the Purchaser, to prove in competition with the Purchaser in the liquidation or insolvency of the Seller; and

(b)	agrees that it will not claim or enforce payment (whether directly or by set-off, counterclaim or otherwise) of any amount which may be or has become due to Orchid by the Seller or any other person liable to the Purchaser in respect of the obligations hereby guaranteed if and so long as the Seller is in default under this Agreement, however, such agreement is subject to any statutory set-off on insolvency.

12.7	Any monies received by the Purchaser under the Guarantee may be placed to the credit of an interest bearing suspense account with a view to preserving the rights of the Purchaser to prove for the whole of its claims against the Seller or any other person.

12.8	If the Guarantee shall be discharged or released in consequence of any performance by the Seller of the guaranteed obligations which is set aside for any reason, the Guarantee shall be automatically reinstated in respect of the relevant obligations.

12.9	In respect of any claim against the Seller for breach of this Agreement which is the subject of the Guarantee (a “Guaranteed Claim”), the maximum amount which may be claimed against Orchid is the amount which could have been claimed against the Seller in respect of that Guaranteed Claim after allowing for (i) any limit on the liability of the Seller contained in this Agreement; and (ii) any amounts recovered from the Seller and Orchid in respect of the applicable Guaranteed Claim, but in calculating the amount which could have been claimed against the Seller ignoring, and treating the amount of any such claim as not being reduced or affected in any way by:

(a)	this Agreement being in whole or in part unenforceable or void against the Seller for any reason;

(b)	any statutory or other discharge or reduction or moratorium in respect of the obligations of the Seller to the Purchaser including without limitation by virtue of any insolvency proceedings occurring in respect of the Seller or any composition or arrangement between the Seller and its creditors.

13.	Guarantee by Tepnel

13.1	In consideration of the entry into this Agreement by the Seller, Tepnel guarantees the performance of all the obligations and liabilities of the Purchaser under or otherwise arising out of or in connection with this Agreement (as any of such obligations and liabilities may from time to time be varied, extended, increased or replaced) and undertakes to keep the Seller indemnified in full against all liabilities, losses, proceedings, claims, damages, reasonable costs and expenses of whatever nature which it may suffer or incur as a result of failure or delay by the Purchaser in the performance of any such obligations and liabilities provided that, if any arrangement, amendment, variation, extension, increase, replacement, termination, forbearance or indulgence is made to or in connection with this Agreement which has the effect of increasing the obligations of the Purchaser under this Agreement, the liability of Tepnel shall not be increased by such amendment or variation unless the written agreement of Tepnel is obtained to its being made.

13.2	If any obligation or liability of the Purchaser expressed to be the subject of the guarantee contained in this Clause 25 (the “Tepnel Guarantee”) is not or ceases to be valid or enforceable against the Purchaser (in whole or in part) on any ground whatsoever (including, but not limited to, any defect in or want of powers of the Purchaser or irregular exercise of them or any lack of authority on the part of any person purporting to act on behalf of the Purchaser or any legal or other limitation, disability or incapacity, or any change in the constitution of, or any amalgamation or reconstruction of or the liquidation, administration or insolvency of, the Purchaser), Tepnel shall nevertheless be liable to the Seller, in respect of that purported obligation or liability as if the same were fully valid and enforceable and Tepnel was the principal obligor in respect of it.

13.3	The liability of Tepnel under the Tepnel Guarantee shall not be discharged or affected in any way by:

(a)	the Seller compounding or entering into any compromise, settlement or arrangement with the Purchaser or any other person; or

(b)	any variation, extension, increase, renewal, determination, release or replacement of this Agreement, whether or not made with the consent or knowledge of Tepnel provided that, if any variation, extension, increase, renewal, determination, release or replacement of this Agreement is made which has the effect of increasing the obligations of the Purchaser under this Agreement, the liability of Tepnel shall not be increased by such amendment or variation unless the written agreement of Tepnel is obtained to its being made; or

(c)

the Seller granting any time, indulgence, concession, relief, discharge or release to the Purchaser or any other person or realising, giving up, agreeing to any variation, renewal or replacement of, releasing, abstaining from or delaying in taking advantage of or otherwise dealing with any securities from or other rights or remedies which it may have against the Purchaser or any other person; or

(d)	any other matter or thing which, but for this provision, might exonerate or affect the liability of Tepnel.

13.4	The Seller shall not be obliged to take any steps to enforce any rights or remedy against the Purchaser or any other person before enforcing the Tepnel Guarantee.

13.5	The Tepnel Guarantee is in addition to any other security or right now or hereafter available to the Seller and is a continuing security notwithstanding any insolvency, liquidation, administration, insolvency or other incapacity of the Purchaser or Tepnel.

13.6	Until the full and final discharge of all obligations and liabilities (both actual and contingent) which are the subject of the Tepnel Guarantee, Tepnel:

(a)	agrees not, without the prior written consent of the Seller, to exercise any of its rights of subrogation, reimbursement and indemnity against the Purchaser and agrees not, without the prior written consent of the Seller, to demand or accept any security from the Purchaser in respect of any such rights and not to prove in competition with the Seller in the liquidation or insolvency of the Purchaser; and

(b)	agrees that it will not claim or enforce payment (whether directly or by set-off, counterclaim or otherwise) of any amount which may be or has become due to Tepnel by the Purchaser or any other person liable to the Seller in respect of the obligations hereby guaranteed if and so long as the Purchaser is in default under this Agreement, however, such agreement is subject to any statutory set-off on insolvency.

13.7	Any monies received by the Seller under the Tepnel Guarantee may be placed to the credit of an interest bearing suspense account with a view to preserving the rights of the Seller to prove for the whole of its claims against the Purchaser or any other person.

13.8	If the Tepnel Guarantee shall be discharged or released in consequence of any performance by the Purchaser of the guaranteed obligations which is set aside for any reason, the Tepnel Guarantee shall be automatically reinstated in respect of the relevant obligations.

13.9	In respect of any claim against the Purchaser for breach of this Agreement which is the subject of the Tepnel Guarantee (a “Tepnel Guaranteed Claim”), the maximum amount which may be claimed against Tepnel is the amount which could have been claimed against the Purchaser in respect of that Tepnel Guaranteed Claim after allowing for (i) any limit on the liability of the Purchaser contained in this Agreement; and (ii) any amounts recovered from the Purchaser and Tepnel in respect of the applicable Tepnel Guaranteed Claim, but in calculating the amount which could have been claimed against the Purchaser ignoring, and treating the amount of any such claim as not being reduced or affected in any way by:

(a)	this Agreement being in whole or in part unenforceable or void against the Purchaser for any reason;

(b)	any statutory or other discharge or reduction or moratorium in respect of the obligations of the Purchaser to the Seller including without limitation by virtue of any insolvency proceedings occurring in respect of the Purchaser or any composition or arrangement between the Purchaser and its creditors.

This Agreement has been signed by the parties in four originals on the date set out first above and each party acknowledges having received an original.